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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference, in the Registration Statement (Form S-8 No. 33-81057) pertaining to the 1991 Stock Option Plan of Plasma & Materials Technologies, Inc., of our report dated August 28, 1996, except with respect to the second sentence of Note 1, as to which the date is April 3, 1998 with respect to the combined financial statements of Electrotech Equipments Limited and Electrotech Limited included in the Annual Report on Form 10-K of Trikon Technologies, Inc. for the year ended December 31, 1997.

      /s/ ERNST & YOUNG
       Chartered Accountants
       Registered Auditor

Cardiff, Wales
April 3, 1998